UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                    MEDICAL TECHNOLOGY & INNOVATIONS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other that the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2) or item
22(a)(2) of Schedule 14A [ ] $500 per each party to the controversy pursuant to Exchange Act rule 14a-6(i)(3) [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

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      2) Aggregate number of securities to which transaction applies:

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      3)   Per unit  price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4) Proposed maximum aggregate value of transaction:

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      5)  Total Fee Paid:

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[    ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

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      2)  Form, Schedule or Registration Statement No.:

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      3)  Filing Party:

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      4)  Date Filed:

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



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 12, 1999

                      ---------------------------------

Notice is hereby given that the Annual Meeting of stockholders (the "Meeting") of Medical Technology & Innovations, Inc., a Florida Corporation (the
"Company"), will be held at THE COMFORT INN, 500 CENTERVILLE ROAD, LANCASTER, PENNSYLVANIA ON MONDAY, APRIL 12, 1999 AT 2:00 P.M., Eastern
Daylight Savings Time for the following purposes:

      1. To elect two directors to serve for the following three years and until a successor has been elected and qualified.

      2. To act upon the ratification of the appointment of Simon Lever & Company as the Company's independent auditors for the 1999 fiscal year.

      3. To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 12, 1999 shall be entitled to notice of and to vote at the Meeting or any adjournments thereof. All stockholders are cordially invited to the Meeting in person.

                                    By order of the Board of Directors


                                    Dennis A.  Surovcik
                                    Secretary


March 17, 1999
Lancaster, Pennsylvannia

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. MAIL THE SIGNED AND DATED PROXY TO:

      MEDICAL TECHNOLOGY & INNOVATIONS, INC.
      615 Centerville Road
      Lancaster, PA   17601

                    MEDICAL TECHNOLOGY & INNOVATIONS, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 12, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of MEDICAL TECHNOLOGY & INNOVATIONS, INC., a Florida Corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 17, 1999, and hereby constitutes and appoints Mathew Crimmins the proxy(ies) of the undersigned to vote all shares of Voting Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

4. The election of two (2) directors nominated by the Board of Directors:

      [ ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY to
           (except as indicated)              vote for all nominees listed below



      Jeremy P.  Feakins
      Dennis A.  Surovcik

(Instruction: To withhold authority to vote for any individual nominee or nominees, write such nominees' names in the space provided below)


------------------------------------------------------------------------------


5. The ratification of the appointment of Simon Lever & Company as the Company's independent auditors for the 1999 fiscal year:

      [ ] FOR           [ ] AGAINST             [ ] ABSTAIN

This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR each of the above proposals.

                    MEDICAL TECHNOLOGY & INNOVATIONS, INC
      ------------------------------------------------------------------
                               PROXY STATEMENT
      ------------------------------------------------------------------
                        ANNUAL MEETING OF STOCKHOLDERS

                                April 12, 1999
                              ------------------
                                   GENERAL
                                --------------

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE BOARD OF DIRECTORSAND MANAGEMENT OF MEDICAL TECHNOLOGY & INNOVATIONS, INC., A FLORIDA CORPORATION (THE "COMPANY"), OF PROXIES FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") TO BE HELD AT THE COMFORT INN, LANCASTER, PENNSYLVANIA ON APRIL 12, 1999 AT 2:00 P.M., EASTERN DAYLIGHT SAVINGS TIME, AND AT ANY AND ALL ADJOURNMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ("NOTICE OF MEETING").

The Proxy Statement, Notice of Meeting and accompanying Proxy are first being mailed to stockholders on March 17, 1999.

                     VOTING SECURITIES AND VOTE REQUIRED
        -------------------------------------------------------------

Only stockholders of record at the close of business on March 12, 1999 are entitled to notice of and to vote the shares of common stock, no par value ("Common Stock"), of the Company held by them on such date at the Meeting or any and all adjournments thereof. As of December 31, 1998, 27,110,279 shares of common stock were outstanding. There was no other class of voting securities outstanding at that date.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Voting Stock is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, (1) a plurality of votes cast will be required for the election of a director and (2) the affirmative vote of the holders of a majority of the shares of Common Stock voting at the Meeting will be required to approve the ratification of the appointment of auditors.

Each share of Voting Stock held by a stockholder entitles such stockholder to one vote on each matter that is voted upon at the Meeting or any adjournments thereof.

With regard to the election of a director, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect except that votes withheld will be counted toward determining the presence of a quorum for the transaction of business.

Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business. Abstentions may be specified on all proposals except the election of directors. With respect to all proposals other than the election of a director, abstentions will have the effect of a negative vote. A broker "non-vote" will have no effect on the outcome of any of the proposals.

If the accompanying Proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy will vote "FOR" the Board of Directors' nominees, and "FOR" ratification of the appointment of Simon Lever & Company as the Company's independent auditors for the 1999 fiscal year, and as recommended by the Board of Directors with regard to any other matters or if no such recommendation is given, in their own discretion. Each such proxy granted by a stockholder may be revoked by such stockholder at any time before it is exercised by filing with the Secretary of the Company a revoking instrument in the form of a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the Proxy attends the Meeting in person and so requests. Attendance at the Meeting will not, in itself, constitute revocation of the Proxy.

The cost of soliciting these proxies, consisting of the printing, handling, and mailing of the proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of stock, will be paid by the Company.

In order to assure that there is a quorum, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit proxies by telephone or telegraph or in person. These persons will receive no extra compensation for their services.

                                  PROPOSAL 1

                            ELECTION OF DIRECTORS

At the Meeting, two (2) directors will be elected to serve for three-year terms and until a successor is elected and qualified. The Board of Directors will vote all proxies received by them in the accompanying form for the nominee listed below. The current size of the Board of Directors of the Company is two (2). All of the directors were elected in April of 1996. In the event a nominee is unable to or declines to serve at the time of the Meeting, the proxies will be voted for an alternative nominee who shall be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy statement, the Board of Directors is not aware that any nominee is unable to or will decline to serve as director.

The following nominees are for election as directors:

Nominees                Position with Company         Age
------------            ----------------------------  -----
Jeremy P. Feakins       President and Chief
                        Executive Officer             46

Dennis A. Surovcik      Senior Vice President,
                        Chief Financial Officer
                        and Secretary                 52




BUSINESS EXPERIENCE OF DIRECTORS

MR. FEAKINS was elected to the Board in April of 1996. Since 1989, he has served as President of Medical Technology, Inc. (MTI) and in October 1995, became the President and Chief Executive Officer of Medical Technology & Innovations, Inc. From 1980 to 1986, he was the Managing Director of Craft Master, Limited, a South African corporation, which was a manufacturer and exporter of point of purchase display systems. Mr. Feakins received his degree in accounting and computer studies from the Royal Naval College, Secretarial and Accounting College, Chatham, Great Britain.

MR. CRIMMINS has been a director since April 1996. From 1965 to 1995, he was employed by Polaroid Corporation where he held a number of executive positions with responsibility in many functional areas including, commercial, technical, and manufacturing operations. He was a Senior Director of Polaroid at retirement. Mr. Crimmins received a BS (Physics) degree from Holy Cross, a MS
(Electrical  Engineering)  degree  from  Northeastern,  and  a MBA  from  Boston
College.

MR. SUROVCIK joined the company in January 1998 as Senior Vice President, Chief Financial Officer and Secretary. He formerly was a senior accountant for Price Waterhouse in New York and later, Audit Director and Group Controller for Dentsply International. Mr. Surovcik, a CPA, most recently was President and Owner of DBK Distributors, Inc., a small distribution company serving over 1,000 grocery stores in the Mid Atlantic States. Mr. Surovcik received a BS in accounting from Susquehanna University.

BUSINESS EXPERIENCE OF SIGNIFICANT OFFICER

MR. DEL VECCHIO Senior Vice President/General Manager of Steridyne. Mr. Del Vecchio was employed by Sulzer Oscar, Inc. until joining the Company in November, 1998. Mr. Del Vecchio progressed at Sulzer Oscar, Inc. from technical, sales and marketing consultant in 1988 to Vice President/General Manager in August 1991 then on to President in April, 1998. Mr. Del Vecchio had responsibility for manufacturing, facility operation, and distribution of class III and class II medical devices. Corporate marketing, administrative, technical, regulatory and production personnel were under his direction.

Mr. DelVecchio's organization achieved ISO-9000 certification for the facility in 1996. Mr. DelVecchio brings 30 years of medical sales and manufacturing experience to Steridyne. Mr. DelVecchio is a CMR Graduate from the Certified Medical Representative Institute, Roanoke, Virginia.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its common stock, to file reports of ownership and changes of ownership with Securities and Exchange Commission (SEC). Officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all ownership forms they file.

Based solely on its review of the copies of such forms received by it, or based upon representations that no Form 5 was required, Messrs. Feakins, Ballheim, Behrmann, Brennan, Stefanick, and Surovcik did not timely file forms 3, 4, or 5 for the fiscal year ending June 30, 1998 as follows:

Name              No. of Late Reports

Jeremy Feakins          3
Robert Ballheim         1
John Behrmann           3
Robert Brennan          3
John Stefanick          3
Dennis Surovcik         3

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From November 1995 to May 1996, a Director loaned the Company approximately $108,000. The above loan was an unsecured promissory note and was interest bearing. The loan was repaid by the Company in July, 1996.

In March and April of 1997, a Company affiliated with the chief executive officer and director of the Company made an unsecured demand loan to the company for $90,000 supported by a promissory note bearing interest at 9% per annum. The loan was partially repaid in October 1997 and in full in May 1998.

In May of 1997, a director of the Company made an unsecured loan to the Company for $50,000 supported by a promissory note bearing interest at 9% per annum. The loan was repaid by the Company in October of 1997.

In connection with financing required to fund the restructuring of the terms of the Series A Preferred shares in September 1997, the Chief Executive Officer, Chief Operating Officer and family member, Executive Vice President and a Director loaned a subsidiary of the Company approximately $411,000. These loans are secured by certain assets of the subsidiary, bear interest at 8% payable quarterly and are due to be repaid in cash or converted into shares of the Company's common stock in March of 1999. If the Company elects to convert such loans into common stock, the amount of shares to be issued would be determined by dividing an amount equal to 115% of the outstanding principal then due and payable plus accrued and unpaid interest by the average bid and asked quotes for the Company's common stock for the previous thirty trading days.

During the fiscal year ended June 30, 1998, the Company issued common shares with a value approximating $100,000, to a Company Director for performing investment banking, consulting and financial advisory services.

The Chief Executive Officer and a Director personally signed a guarantee with a local bank to provide a $250,000 line of credit to the Company which terminated in January 1999.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information concerning the compensation of the Company's Executive Officers whose compensation exceeded $100,000 for the fiscal years ending June 30, 1998, 1997 and 1996.


Name and        Fiscal   Annual Compensation         Long-Term Compensation                All Other
Principal        Year                                                                      Compensation
Position(1)
--------------- -------  -------------------------   -------------------------   --------  -------------
                         Salary   Bonus   Other            Awards                Payouts
                                           Annual
                                           Comp.
--------------- -------  -------- ------- ---------  -------------------------   --------- --------------
                                                     Restricted    Options/SARS    LTIP
                                                     Stock
                                                     Award (s)                   Payouts
--------------- -------  -------- ------- ---------  ------------- ------------  -------   --------------
J. Feakins,     1998     $133,500   0       0          0           500,000 (2)     0         0
Chief
Executive
Officer         1997     $146,250   0       0          0                           0         0
                1996     $123,000   0     $212,500     0           500,000         0         0
--------------- -------  --------  ------ ---------- ------------- ------------  -------   --------------
R. Brennan,     1998     $117,187   0       0          0           750,000 (2)     0         0
Chief
Operating
Officer
--------------- -------  --------  ------ ---------- ------------- ------------  -------   --------------
J. Stefanick    1998     $135,186   0       0          0           500,000 (2)     0         0
Executive Vice
President
--------------- -------  --------  ------ ---------- ------------- ------------  -------   --------------

-------------
1. Each executive is furnished with an automobile for business and personal use. The compensation specified in the preceding table does not include the value of non-business use as the amount is not material. 2. In September of 1997 and February 1998, the Board of Directors reduced the exercise price on all options granted to company executives to $0.25, all other provisions remain unchanged.


                              STOCK OPTION GRANTS IN LAST FISCAL YEAR

(Individual Grants)

Name               No. of Shares     %of Total Option  Exercise of       Expiration Date
                    Common Stock       Granted to        Base Price
                     Underlying        Employees in      ($/share)
                   Options Granted    Fiscal Year
----------------- ------------------ ---------------- ------------------ --------------------
D. Surovcik             500,000 (1)       100 %          $0.25 (1)             (2)
----------------- ------------------ ---------------- ------------------ --------------------
J. Feakins              500,000 (3)        (3)           $0.25 (3)             (2)
----------------- ------------------ ---------------- ------------------ --------------------
R. Ballheim             500,000 (3)        (3)           $0.25 (3)             (2)
----------------- ------------------ ---------------- ------------------ --------------------
G. Hartman              489,936 (3)        (3)           $0.25 (3)             (2)
----------------- ------------------ ---------------- ------------------ --------------------
R. Brennan              750,000 (3)        (3)           $0.25 (3)             (2)
----------------- ------------------ ---------------- ------------------ --------------------
J. Stefanick            500,000 (3)        (3)           $0.25 (3)             (2)
----------------- ------------------ ---------------- ------------------ --------------------

      -------------
1. Options become exercisable at the rate of 8.33% of options granted per calendar quarter for twelve quarters beginning July 1, 1997 for Mr. Surovcik. Options not yet exercisable in all the event of cessation of employment are forfeited by the individual participant unless there is a change of control in the Company, in which event, all options granted are immediately exercisable. 2. The expiration dates for the options granted are two (2) years from the date the options become exercisable. 3. In September of 1997 and February of 1998, the Board of Directors reduced the exercise price on all options granted to company executives to $0.25, all other provisions remain unchanged.

                               AGGREGATED OPTION EXERCISES IN
                             THE FISCAL YEAR ENDED JUNE 30, 1998
                              AND FISCAL YEAR END OPTION VALUES


Name            No. of Shares   Value      No. of Shares    Exercisable     Value of
                Acquired on     Realized   Common Stock          /          Unexercised in-
                Exercise                   Underlying       Unexercisable   the-money Options
                                           Unexercised                      Exercisable/Un-
                                           Options @                        exercisable
                                           Fiscal Year End
--------------  --------------  ---------- --------------   --------------- ----------------
J. Feakins               0          0           500,000     400,000/100,000        0
--------------  --------------  ---------- --------------   --------------- ----------------
R. Ballheim              0          0           500,000     400,000/100,000        0
--------------  --------------  ---------- --------------   --------------- ----------------
D. Surovcik              0          0           500,000     166,667/333,333        0
--------------  --------------  ---------- --------------   --------------- ----------------
G. Hartman               0          0           489,936     389,936/100,000        0
--------------  --------------  ---------- --------------   --------------- ----------------
R. Brennan               0          0           750,000     375,000/375,000        0
--------------  --------------  ---------- --------------   --------------- ----------------
J. Stefanick             0          0           500,000     166,667/333,333        0
--------------  --------------  ---------- --------------   --------------- ----------------

                              STOCK OPTION PLANS

In October of 1995 officers of the Company were granted options to acquire up to
2.0 million shares of common stock at an exercise price of $1.50 per share. The options are exercisable ratably over a three-year period commencing with the quarter ending June 30, 1996.

In April of 1996 the Company's shareholders approved the 1996 Stock Option Plan, which allows the board of directors to grant up to 3.0 million options. During fiscal 1997 and fiscal 1998, 1,250,000 and 500,000 options respectively, have been granted. The options are exercisable ratably over a three-year period commencing with the grant date.

In September of 1997 and February of 1998, the Board of Directors reduced the exercise price on all options granted to Company Executives to $0.25 per share.

The following is a summary of stock option transactions:


                                              1998               1997
                                              ----               ----
Outstanding, beginning of year              3,239,936         2,754,980
Options granted                               500,000         1,250,000
Options exercised                               0              (194,737)
Options cancelled                            (500,000)         (570,307)
                                             ---------
Outstanding, end of year                    3,239,936         3,239,936
                                            =========
Exercisable, end of year                    1,898,270           915.064
                                            =========

PRINCIPAL STOCKHOLDERS

The following table sets forth information concerning all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) the ownership interest of each director and nominee, and (iii) by all directors and executive officers as a group calculated as of June 30, 1998.


NAME                   POSITION              AMOUNT AND NATURE OF        PERCENT OF
                                             BENEFICIAL OWNERSHIP         OWNERSHIP
---------------------- ------------------ -------------------------- -------------------
Jeremy Feakins         Director, Chief            5,685,278              21.55%
                       Executive Officer
---------------------- ------------------ -------------------------- -------------------
John Behrmann          Director                   1,501,618               5.69%
---------------------- ------------------ -------------------------- -------------------
Mathew Crimmins        Director                       0                   0.00%
---------------------- ------------------ -------------------------- -------------------
Robert Brennan         Director, Chief              426,962               1.62%
                       Operating Officer
---------------------- ------------------ -------------------------- -------------------

All Executive Directors and                       8,022,304              30.4%
Officers as a Group
---------------------- ------------------ -------------------------- -------------------

                                  PROPOSAL 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company has appointed Simon Lever & Company as the Company's independent auditors for the fiscal year ending June 30, 1999. Simon Lever & Company has served as the Company's independent auditors since 1996.

A representative of Simon Lever & Company will be present at the Meeting to respond to appropriate questions and to make such statements as they may desire.

Ratification of the appointment of Simon Lever & Company as the Company's independent auditors for the 1999 fiscal year will require the affirmative vote of a majority of the shares of Common Stock voting at the Meeting.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF SIMON LEVER AS THE COMPANY'S INDEPENDENT
AUDITORS FOR THE 1999 FISCAL YEAR.

                       FINANCIAL AND OTHER INFORMATION

All Stockholders of Record as of March 12, 1999 have or are currently being sent a copy of the Company's Annual Report for the Fiscal Year Ended June 30, 1998 (The "Annual Report"), which contains audited financial statements of the Company for the Fiscal Year Ended June 30, 1998, the Company's interim financial reports for the Fiscal Quarters Ending September 30, 1998 and December 31, 1998, which are unaudited. The above financial statements are deemed to be a part of the material for the solicitation of proxies.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF IT'S COMMON STOCK ON MARCH 12, 1999 WHO DID NOT RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1998 AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE SECRETARY, MEDICAL TECHNOLOGY & INNOVATONS, INC., 615 CENTERVILLE ROAD, LANCASTER, PA 17601

                                OTHER MATTERS

Stockholder proposals must be received by the Secretary of the Company, for inclusion in the Company's proxy materials relating to the 2000 Annual Meeting of Stockholders by April 15, 1999.

As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the meeting, other than that which has been referred to above. As to other business, if any, that may come before the meeting, it is intended that Proxies in the enclosed form will be voted in respect thereof, in accordance with the judgement of the person or persons voting the Proxies.

                                             By order of the Board of Directors



                                                Dennis A. Surovcik, Secretary
                                                March 17, 1999

STOCKHOLDERS ARE URGED TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY
TO MEDICAL TECHNOLOGY & INNOVATIONS, INC., 615 CENTERVILLE ROAD,
LANCASTER, PA 17601. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

April 28, 1999

A LETTER TO OUR SHAREHOLDERS

[GRAPHIC OMITTED]



Last year I promised you that as your Company evolved from a development and entrepreneurial mode we would become a more market focused, growth oriented business. I am pleased to report that we have successfully accomplished those objectives. As of December 31, 1998 your Company achieved profitability for the first time in its history, and is now poised for significant growth and success.

In fiscal 1998, Medical Technology & Innovations, Inc. (MTEN) moved aggressively towards its goal of demonstrated, recognized leadership as the only producer of the first fully portable instant vision screener for the detection of serious eye problems in very young children. Steridyne Corporation continues to operate successfully within the MTEN Family. We are now reporting an increase in sales and the addition of new exciting products. This past year witnessed several key accomplishments:

         1 Successful marketing and promotional activities aimed at introducing the MTI PhotoScreener(TM) into retail optical chains,
         resulted  in  a  major  purchase  order  for   approximately   700  MTI
         PhotoScreeners(TM) from a national retail optical chain.

         2 More distributors for the MTI PhotoScreener(TM) were appointed in various European and other foreign countries for the distribution of the MTI PhotoScreener(TM). New trials of the MTI PhotoScreener(TM) commenced with retail optical chains in Great Britain and Italy.

         3 Additional products for Steridyne Corporation were added including a new giant display thermometer.



There has never been a better time to capitalize on the unique features and benefits of the MTI PhotoScreener(TM). During our extensive marketing efforts in fiscal 1998, we have determined that the retail optical chains as well as charitable organizations such as the Lions Clubs, offer tremendous potential for MTI PhotoScreener(TM) sales. Much of this past year has been spent pursuing these opportunities. These efforts have lead to a sound and solid base from which to approach the future.

More than 1 in 20 children will suffer a serious eye disorder as a result of certain eye problems not being detected within the first three years of life. The MTI PhotoScreener(TM) offers a remarkable solution to this problem. There is no other easy to use, portable instant photograph vision screener available in the world today that can identify these problems in time for corrective treatment to take place. This uniqueness has lead to a tremendous market opportunity for your Company. The MTI PhotoScreener(TM) is the first to market vision screener that will truly save the eyesight of literally thousands of children worldwide.

Our success and ability to market and deliver the MTI PhotoScreener(TM) to our markets provides enormous potential for your company. MTEN's expansion plans together with related investment has created a firm financial position. Fiscal 1998 revenues were over $4.5 million resulting in higher levels of assets and shareholder equity. Although our investment into the future continued to show a loss in fiscal 1998, this investment has positioned MTEN for long-term growth, the efforts of which we have reported recently. For example, the quarter ended December 31, 1998 show earnings per share of .004c. We expect profitability will be sustained.

Our sales for the fiscal year ended June 30, 1998 were $4,541,372 up from $3,632,281 the year earlier. A net loss of ($539,201) or ($.065) cents per share compared with a net loss of ($3,507,559) or ($.247) cents per share in fiscal 1997. Sales increased to record levels as a result of management's efforts to properly focus the business to enhance the sales activity.

Last September the Company closed a sale to a major retail optical chain that was valued at more than $1.4 million and included certain restrictions on the Company from selling the MTI PhotoScreener(TM) to certain markets. Concurrently, the chain agreed to a national, multi-media, multi-million dollar marketing campaign that would focus on the benefits of vision care for children and would mention the MTI PhotoScreener(TM). Based on that commitment, our Board agreed that we would grant the chain 1.2 million warrants at $0.88 per share. Since that decision, our business relationship has progressed and in fact, the customer has ordered fifty (50) additional PhotoScreeners(TM).

The customer anticipated that the national rollout and the marketing campaign would launch early this calendar year. Although the commitment remains, the introduction has been delayed. As a consequence, the issue of the grant of the warrants is under discussion with our customer. Additionally, the negotiated exclusivity has been waived and the Company is now able to present the PhotoScreener(TM) program to any retail optical chain in the United States.

Our Steridyne division continues to grow and we recently announced the launch of BathGuard, a protective plastic sleeve for use in covering a wound, cast or catheter whilst showering. Early indications from the marketplace are very positive and we are continuing to execute our marketing plan.

We have a number of projects before us at this time that include:

         - The licensing of selected manufacturers and business partners in Europe for the distribution of the MTI PhotoScreener(TM). We are working with a major accounting firm in London, England as we seek to close our first transaction.

         -  The  development of Children's  Vision  Screening  Network,  a wholly owned subsidiary, that will be dedicated exclusively to providing screening services to the community, especially HeadStart/Healthy Start programs by way of corporate sponsorship. Several successful trials have already taken place, with more in progress.

         - The continued development of marketing alliances that will strengthen our product offerings and enhance our revenue stream.

         - The development and introduction of a new digitized MTI PhotoScreener(TM) that will meet the needs of the market and build on our market strengths.

         - The acquisition of a very profitable company who is a manufacturer and marketer in the ophthalmic industry. This company has recorded $8.0 million in revenues for 1998 with over $1.0 million in pretax.

      We believe our commitment to creating a strong and profitable company for our shareholders and customers alike is nearing completion. This has been a very difficult eight years for your company as it developed the first portable children's vision screening product of its kind in the world. Nevertheless, we have weathered the storm and believe that our course is set for a profitable and strong future.

      On behalf of the Board of Directors, management and staff, I thank you for your patience, support and encouragement.



      Jeremy P. Feakins

      Chairman of the Board of Directors

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-KSB
      (Mark One)
   [  ]
    ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 (Fee Required)

    For the fiscal year ended JUNE 30, 1998

    [  ]
    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
    SECURITIES EXCHANGE ACT OF 1934 (No Fee Required)

    For the transition period from           to

                       COMMISSION FILE NUMBER: 33-27610-A

                     MEDICAL TECHNOLOGY & INNOVATIONS, INC.
                 (Name of small business issuer in its charter)


                                     FLORIDA
                         (State or other jurisdiction of
                         incorporation or organization)

                       615 CENTERVILLE ROAD, LANCASTER, PA
                    (Address of principal executive offices)


                                   65-2954561
                      (I.R.S. Employer Identification No.)

                                      17601
                                   (Zip Code)




                                 (717) 892-6770
                (Issuer's telephone number, including area code)

           Securities registered pursuant to Section 12(b) of the Act:

                           COMMON STOCK, NO PAR VALUE
                              (Title of each class)

           Securities registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)

    Check  whether the issuer (1) has filed all reports  required to be filed by
Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days. YES [X] No [ ]

    Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

    The issuer's revenues for its most recent fiscal year were $4,541,372.

    The aggregate market value of the voting stock held by non-affiliates computed by reference to the price at which the stock was sold or the average bid and asked prices of such stock as of August 31, 1998 was approximately $9,100,000.

    As of June 30, 1998 26,385,279 shares of Common Stock, no par value, of the registrant were outstanding.

                          DOCUMENTS INCORPORATED BY REFERENCE:

    None

[GRAPHIC OMITTED]

                                     PART I

ITEM 1.  DESCRIPTION OF BUSINESS

GENERAL

Medical Technology & Innovations, Inc., f/k/a SouthStar Productions, Inc. (the "Company") was incorporated in the state of Florida in January 1989. The Company operates through its wholly-owned subsidiary, Medical Technology, Inc. ("MTI"). MTI was incorporated in the state of Iowa in April 1993.

The  Company  acquired  control  of MTI in  October of 1995 under the terms of a
Share   Exchange  Plan  ("the  Plan")  with   SouthStar   Productions,   Inc.  (
"SouthStar").

The Company manufactures and distributes the MTI PhotoScreener(TM), which is a specialized Polaroid-type instant film camera designed to detect conditions that lead to amblyopia ("lazy eye") and other eye disorders.

On August 1, 1996 the Company acquired the net assets of Steridyne Corporation, a Florida Corporation ("Steridyne"). Steridyne is a manufacturer and distributor of thermometer sheaths, probe covers, and anti- decubitus gel cushions. Steridyne also distributes both glass and digital thermometers.

PRODUCT LINES

The MTI  Photoscreener(TM) is designed to take a photograph of a child's eye and detect factors which can lead to amblyopia (lazy eye), including strabismus (misalignment of the eye), cataracts (cloudy lenses), and asymmetric or other abnormal refractive errors, including myopia (nearsightedness), hyperopia (farsightedness), and astigmatism.

The MTI Photoscreener(TM) consists of a single flash placed close to the center of the lens of the subject's eye to accentuate the "red eye" appearance of a subject for diagnostic purposes. By placing the flash close to the lens aperture, abnormal refractive errors of the eye are imaged as white crescents in the red eye reflex, a process scientifically known as "photo refraction".

The MTI PhotoScreener(TM) consists of approximately 40 components, plus screws and fasteners. Major components include molded plastic parts, optic lenses, printed circuit boards, an instant film back, a strobe flash, optic mirrors, a battery pack, a power supply, and a battery charger.

Steridyne's primary professional product line is the Steritempa sterile thermometer sheath and Steritemp II probe cover, a universal probe cover for the small hand-held electronic thermometer. These clinical products are packaged in over 30 distinct put-ups for the varied marketplace. This includes Steritempa's own branded electronic thermometer and probe cover kits. A non-sterile economy sheath/probe cover line, Value Brand(TM), was recently introduced.

Steridyne's   retail  products  include  Glass  thermometer   kits,   electronic
thermometer kits, sheath/probe covers, and forehead temperature indicators.

Steridyne has two extensive wound management product lines in the home healthcare market: Zero-G(TM) and SofSeat(TM), a range of gel flotation cushions offering full support at economical price levels.

Certain geographic segment information is described in Note 16 to the Company's financial statements included as Item 7 of this Form 10-KSB.

MARKETING AND DISTRIBUTION

The Company markets the MTI PhotoScreener(TM) domestically and internationally through a combination of direct sales representatives and independent distributors. The Company markets the MTI PhotoScreener (TM) to pediatricians, public health and education departments, preschools, day care centers, family and general physicians, eye doctors, hospitals, volunteer organizations, managed care and health maintenance organizations, and national eye care chains.

Steridyne  products  are  distributed   through  an  authorized  dealer  network
utilizing sales representatives throughout the nation. There are three divisions: professional (ethical), home healthcare and retail. The independent sales representatives are directed by a sales executive of Steridyne.

COMPETITION

The vision screening business has attracted several companies, both domestic and foreign. Although other vision screening devices currently exist and are on the market, the Company believes the MTI PhotoScreener(TM) has competitive advantages over all other such devices. These advantages include instant film capability, relatively low cost, portability, and ease of interpretation and use.

The Company's temperature taking and wound management products operate in a highly competitive retail market in which the Company has a minor share. Most of its business is in the clinical area where it is estimated that it has about 25% of the U.S. market.

Although the Company believes its products have advantages over competing products, no assurances can be made that current competitors or new entrants into the market will not develop more competitive products. Such potential competitors would most likely have considerably more financial resources than the Company.

PATENTS AND TRADEMARKS

In 1993, the Company obtained rights to U.S. Patent No. 4,989,968 for a photoscreening camera system, which is now known as the MTI PhotoScreener(TM). The above patent was initially granted to Dr. Howard Freedman and subsequently assigned to the Company. The Company has filed patent applications in Canada, Europe, and Japan.

As a result of the acquisition of Steridyne in August 1996, the Company has obtained rights to patents No.4672700, No.4753705, No.4967758, No.4614442, and
No. 4593699, covering thermometer sheaths and probe covers, decubitus cushions and disposable liners for blood pressure cuffs. Steridyne's trademarks include Steritemp, Zero-G, Dr. T.Rex and Sofseat.

GOVERNMENT REGULATION

Certain aspects of the Company's business, principally the manufacture and sale of the MTI PhotoScreener(TM) and the Steridyne products are subject to regulation by the U.S. Food and Drug Administration (FDA) as a medical device. The Company has received a 510(k) clearance to market the MTI PhotoScreener(TM) and all of the Steridyne products with the exception of the gel floatation cushions and sheaths which only require listing with the FDA and that has been accomplished. The Company believes that it has completed all necessary governmental processes to market the MTI PhotoScreener(TM). However, if the FDA should determine the Company has not complied with its regulations, the FDA has the authority to order the Company to cease production of its products and recall products already sold.

EMPLOYEES

As of June 30, 1998, the Company employed 38 full-time employees. This compares with the employment of 46 full-time employees at June 30, 1997. None of the Company's employees are represented by a labor union, and the Company considers its employee relations to be good.

ITEM 2. DESCRIPTION OF PROPERTIES

The Company's principal executive and administrative offices are located in Lancaster, Pennsylvania. In July of 1998, the Company sold the building and moved its headquarters to a smaller leased facility in Lancaster, Pennsylvania. In August of 1996, the Company moved its MTI PhotoScreener(TM) manufacturing to leased facilities in Waterloo, Iowa. The Company also owns a manufacturing facility in Riviera Beach, Florida where manufacturing, distribution and administrative functions of Steridyne Corporation are conducted. The facility is subject to a mortgage of approximately $230,000. The Company believes that its properties are well maintained, and its manufacturing equipment is in good operating condition and sufficient for current production.


ITEM 3. LEGAL PROCEEDINGS

In March 1997, the Company was sued by Lehman-Millet Incorporated "LMI" in Suffolk County Superior Court in Boston, Massachusetts concerning an alleged agreement to provide public relations and promotional assistance with respect to the MTI PhotoScreener(TM). This lawsuit was settled in March of 1998.

In November, 1997 the Company initiated a law suit against Faisal Finance (Switzerland) S.A. to recover damages related to restructuring the conversion rights of its Series A Preferred Convertible shares and associated financial transactions. That action was filed in Pennsylvania and subsequently Faisal Finance challenged the jurisdiction of the court and filed an action against the Company in Florida. The Company then joined the two actions in Florida.

The Company alleges that Faisal Finance breached its agreement to provide funding for, as well as to participate as an investor in, the restructuring, purposefully delayed the transactions knowing the precarious financial condition of the Company at the time and allowed conflicting interests to interfere with their obligations as a financial advisor to the Company. Faisal is claiming damages of $750,000 for the alleged failure of the Company to fulfil its obligations under the original conversion rights and investment banking fees for alleged services in connection with the restructuring.

Management believes that the Company's claim against Faisal Finance is well in excess of Faisal's claim against the Company and that the facts, circumstances and merits surrounding the Company's claim will prevail against any defense or counter claim that Faisal Finance may attempt.

Special counsel advises that it is probable that the Company will prevail in its claim against Faisal Finance and that the likelihood of Faisal Finance recovering anything beyond the $76,000 that the Company attempted to pay them for their shares in connection with the restructuring is remote.

MTI, the Company and Steridyne are also parties to other pending legal proceedings in the ordinary course of their business. The Company does not expect these legal proceedings to have a material adverse effect on the Company's financial condition.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The following items were considered and acted upon at the Company's 1998 annual meeting of stockholders which was held February 23, 1998:

    1. The following director was elected, along with his respective votes received:

DIRECTOR                TERM        VOTES FOR   VOTES AGAINST     VOTES ABSTAIN

Robert Brennan          3 yr.       17,813,523        293               3,999

    2. Simon Lever & Company was ratified as the independent certified public accountants by a vote of 17,397,433 in favor, 1,953 votes against and 418,429 abstain votes.

                                        PART II.

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is listed on the Over the Counter Electronic Bulletin Board under the symbol "MTEN." Prior to October 1995, the Company's common stock was neither listed nor traded on any market. The following table sets forth the range of the high and low bid prices for the common stock during the periods indicated, and represents interdealer prices, which do not include retail mark-ups and mark-downs, or any commission to the broker-dealer, and may not necessarily represent actual transactions.

QUARTER ENDING      HIGH     LOW       QUARTER ENDING       HIGH        LOW
September 30, 1997  $ .25   $ .11      September 30, 1996   $1.44       $1.19
December 31, 1997     .69     .21      December 31, 1996      .81         .75
March 31, 1998        .35     .22      March 31, 1997         .50         .25
June 30, 1998         .40     .18      June 30, 199           .38         .19


As of June 30, 1998, there were approximately 686 recordholders of common stock. Such amounts do not include common stock held in "nominee" or "street" name.

In fiscal 1998, the Company sold 144,509 shares of common stock for total consideration of $25,000 pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933.

The Company has not paid cash dividends on its common stock since its inception. At the present time, the Company's anticipated working capital requirements are such that it intends to follow a policy of retaining any earnings in order to finance the development of its business.

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This analysis should be read in conjunction with the consolidated financial statements and notes thereto.

This form 10-KSB includes " forward looking statements" concerning the future operations of the Company. It is management's intent to take advantage of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. This statement is for the express purpose of availing the Company of the protections of such safe harbor with respect to all "forward looking statements" contained in this Form 10-KSB. We have used "forward looking statements" to discuss future plans and strategies of the Company. Management's ability to predict results or the effect of future plans is inherently uncertain. Factors that could effect results include, without limitation, competitive factors, general economic conditions, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions, acceptance, technological change, changes in industry practices and one-time events. These factors should be considered when evaluating the "forward looking statements" and undue reliance should not be placed on such statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein.

RESULTS OF OPERATIONS

FISCAL YEAR ENDED JUNE 30, 1998 AS COMPARED TO 1997

Revenues for the fiscal year 1998 increased by $909,091 or a 25% increase. This increase results because of increased demand for the MTI PhotoScreener(TM) from retail optical chains, service clubs and schools combined with a 12% growth in the core Steridyne business. Gross profit for the fiscal year 1998 increased by 84% versus the comparable period in fiscal 1997 mostly due to sales increases and mix as overall margins are comparable between the two periods. MTI products generally have higher profit margins than Steridyne products.

Operating expenses decreased by 36% from $4,125,498 in fiscal 1997 to $2,659,027 in fiscal 1998. This reduction is evident in almost all expense categories with the greatest savings in the employment and public relations areas. Management expects ongoing general and administrative costs to stabilize at levels experienced in the fourth quarter of fiscal 1998. Interest expense has increased 60% to $231,230 for fiscal 1998 versus 1997 because of the debt incurred to fund the restructuring of the Series A Preferred shares and higher interest costs associated with factoring the Company's receivables to increase cash flow.

Management expects a lower net loss for the first fiscal quarter 1999 because of increased sales and continued cost controls.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 1998, the Company had cash of $38,247 and working capital of ($1,163,005) as compared to $58,090 and ($341,860) at June 30, 1997. The increase in the working capital deficit is mostly due to the inclusion of $798,000 of secured notes incurred to fund the Series A Restructuring which are payable or convertible into Company common stock in March of 1999. Included in long-term debt at June 30, 1998 is a mortgage on the headquarters facility of $234,000 which was satisfied in July of 1998 and $376,750 of subordinated convertible notes were converted into 725,000 shares of common stock in July of 1998.


In September of 1997 the Company reached an agreement with the holders of the Series A Preferred shares issued in July of 1996 to amend certain terms and conditions of the issue subject to the Company completing the required financing. All Series A Preferred shareholders were given the choice of electing

("Option 1") a cash payment of $3,800 per share or ("Option 2") 10,000 shares of the Company's common stock and a new Series B Preferred share with a $6,000 face in exchange for 1 share of the original Series A Preferred. All Series A Preferred shareholders will also have the exercise price reduced on all warrants applicable to tendered Series A Preferred Shares from $2.72 to $1.00. The new Series B Preferred Stock is convertible into common stock of the Company from October 1, 1998 at a fixed price of $1.00. Conversion is limited to 10% of the holding for the first four months following October 1, 1998 then it is increased to 20% per month thereafter. The Series B Preferred stock can be redeemed by the Company at any time in cash at 110% of the face value or in common stock at 120% of the face value, with mandatory redemption required by September 30, 2000. Over 60% of the parties who purchased the Series A Preferred shares and converted them into shares of the Company's common stock agreed to a lock-up which limited sales to 8% of the amount purchased per month with no limit on salability after October 1, 1998. Common stock issued to Series A Preferred Stockholders electing Option 2 is subject to a lock-up which ends on October 1, 1998.

In connection with securing financing for Option 1 of the Series A Preferred restructuring, the Company raised an additional $719,000 for general working capital purposes. The Company recruited new senior management who instituted significant reductions in employees, inventory management programs and cutbacks in operating expenses in all parts of the business. Management also broadened its sales and marketing emphasis to target large retailers and national public service organizations rather than individual healthcare professionals. Management believes these actions will improve operating performance and cash flow in the near term.

In August of 1998, the Company received its largest order ever to deliver approximately 700 PhotoScreeners during fiscal 1999. The order which approximates $1.5 million places certain restrictions on the Company from selling the PhotoScreener in certain markets. In connection with this order and provided the customer spends several millions of dollars in national advertising mentioning the PhotoScreener, the Company has provided the customer with warrants to purchase 1.2 million shares of the Company's stock at an exercise price in excess of the current market.

The Chief Executive Officer and a director personally signed a guarantee with a local bank to provide a $250,000 line of credit to the Company which terminates in January of 1999.

For the past several years the Company has financed its operations primarily through private sales of securities and revenues from the sale of its products. Since June of 1993 the Company has received net proceeds of approximately $10.0 million from the private sale of securities and debt. The Company may raise additional capital through private and/or public sales of securities in the future.

YEAR 2000 COMPLIANCE

The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. All software used for the Company systems is supplied by software vendors or outside service providers. The Company has confirmed with such providers that its present software is Year 2000 compliant.

ITEM 7.  FINANCIAL STATEMENTS


INDEX TO CONSOLIDATED FINANCIAL STATEMENTS:                 PAGE

Report of independent auditors
for the years ended June 30, 1998 and 1997                  F-1

Consolidated balance sheets as of
June 30, 1998 and 1997                                      F-2

Consolidated  income  statements for the years ended
June 30, 1998 and 1997                                      F-3

Consolidated  statements of stockholders'  equity for
the years ended June 30, 1998, 1997 and 1996                F-4

Consolidated statements of cash
flows for the years ended June 30, 1998                     F-5

1997 Notes to consolidated financial
statements                                                  F-6

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Medical Technology & Innovations, Inc.
Lancaster, Pennsylvania

    We have audited the accompanying consolidated balance sheets of Medical Technology & Innovations, Inc. and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Medical Technology & Innovations, Inc. and subsidiaries as of June 30, 1998 and 1997, and consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.


       /s/    SIMON LEVER & COMPANY




Lancaster, Pennsylvania
October 9, 1998

                     MEDICAL TECHNOLOGY & INNOVATIONS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                     JUNE 30
                                     ASSETS
                                                  1998           1997
                                               ----------    -----------
CURRENT ASSETS:
      Cash                                      $ 38,247       $ 58,090
      Accounts Receivable, less allowances of
        $36,367                                  287,114        407,633
      Inventory                                  393,148        692,273
      Prepaid Expenses                            30,740         36,477
                                               ---------     ----------
      Total Current Assets                       749,249      1,194,473
                                               ---------     ----------

FIXED ASSETS:
      Land                                       382,000       382,000
      Property & Equipment                     1,194,104      1,180,269
      Less accumulated depreciation            (364,567)      (223,881)
                                               ---------      ---------
      Fixed Assets, net                        1,211,537      1,338,388
                                               ---------      ---------

OTHER ASSETS:
      Intangible and Other Assets              2,345,530      2,716,280
                                               ---------      ---------

TOTAL ASSETS                                  $4,306,316     $5,249,141
                                               =========      =========

                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
      Accounts Payable                          $505,824       $418,341
      Accrued Liabilities                        370,558        384,995
      Current Maturities of Long-Term Debt     1,035,872        732,997
                                               ---------     ----------
      Total Current Liabilities                1,912,254      1,536,333

LONG-TERM DEBT, NET OF CURRENT MATURITIES      1,117,545      1,020,040
                                               ---------      ---------

TOTAL LIABILITIES                              3,029,799      2,556,373
                                               ---------      ---------

STOCKHOLDERS' EQUITY
   Common Stock, no par value, authorized
    700,000,000 shares, outstanding 26,385,279
    and 16,730,729 shares, respectively        9,632,183     6,755,260
   Series A Convertible Preferred Stock, $100
    par value, authorized 70,000 shares,
    outstanding nil and 496 shares,
    respectively                               - 0 -         4,407,810
   Series B Convertible Preferred Stock,
     $100 par value, authorized 1000 shares,
     267 outstanding                           1,602,000      - 0 -
   Preferred Stock, authorized 100,000,000
     shares $1,000 par value, 12%,
     noncumulative, outstanding 22.5 shares       22,500         22,500
   Treasury Stock, at cost                      (309,742)      (309,742)
   Accumulated Deficit                        (9,670,424)    (8,183,060)
   Total Stockholders' Equity                  1,276,517      2,692,768

Total Liabilities and Stockholders' Equity    $5,249,141     $4,306,316
                                              ==========     ===========


The accompanying notes are an integral part of the financial statements.

                     MEDICAL TECHNOLOGY & INNOVATIONS, INC.
                          CONSOLIDATED INCOME STATEMENTS

                           FOR THE YEARS ENDED JUNE 30




                                             1998                1997
                                             -----               ----
Revenues                                     $4,541,372          $3,632,281
Cost of Goods Sold                            3,138,479           2,870,196
                                             -----------        -----------

          Gross Profit                        1,402,893             762,085
                                             -----------
Operating Expenses
          Advertising                           128,640             454,828
          Selling, General,
          and Administrative                  2,530,387           3,670,670
                                             -----------
          Total Operating Expenses            2,659,027           4,125,498
                                             -----------
(Loss) from Operations                       (1,256,134)         (3,363,413)
          Interest expense, net                 231,230             144,146
                                               -------              -------
Net (Loss) from Operations                  ($1,487,364)        ($3,507,559)


Add: Gain on Restructuring of Series A
         Preferred Stock                        948,163               - 0 -
                                              ---------          ----------
Net (Loss) Attributable to Common Stock       ($539,201)        ($3,507,559)
                                              =========         ===========
Net (Loss) per common share                      ($.065)            ($.247)
                                                 ======             ======
          (basic and diluted)

Net (Loss) per common share after
          Gain on Restructuring of Series A
          Preferred Stock (basic and diluted)  ($.024)              ($.247)
                                               ======               ======




The accompanying notes are an integral part of the financial statements.

                           MEDICAL TECHNOLOGY & INNOVATIONS, INC.
                       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                     FOR THE YEARS ENDED

                                                       Series A     Series BA
                                                       Convertible  Convertible                                        Total
                               Common      Common      Preferred    Preferreded  Preferred  Treasure   Accumulated     Stockholders'
                               Shares      Stock       Stock        Stock        Stock      Stock      Deficit         Equity
                               ------      -----       -----        -----        -----      -----      -------         ------
Balance at June 30, 1995      11,205,036  $1,435,407                             $56,000               ($2,781,730)    ($1,290,323)
Issuance of Common Stock       1,306,409   1,147,076                                                                     1,147,076
Exercise of Stock Options        735,084   1,102,427                                                                     1,102,427
Stock Issued for Services        217,520     462,230                                                                       462,230
Purchase of Treasury Shares   (1,316,750)                                                   ($250,000)                    (250,000)
Net Loss                      __________  __________   _________    ___________  ________    ________  (1,893,771)     (1,893,771)
                                                                                                        ----------      ----------
Balance at June 30, 1996      12,147,299  $4,147,140                             $56,000    ($250,000) ($4,675,501)     ($722,361)
                --- ----      ----------  ----------                             -------    ---------  -----------      ---------

Sale of 70,000 Series A
 Convertible Preferred Stock,
 Net of issuance costs                                 $6,220,700                                                       6,220,700
Conversions of Preferred
 Stock Into Common Stock       3,697,576   1,846,390   (1,812,890)               (33,500)
Exercise of Stock Options        194,737     292,105                                                                      292,105
Issuance of Common Stock         532,898     270,250                                                                      270,250
Stock Issued for Services        215,000     199,375                                                                      199,375
Purchase of Treasury Shares      (56,781)                                                     (59,742)                    (59,742)
Net Loss                         ______      _______    __________  __________    _________   _________ (3,507,559)    (3,507,559)
                                                                                                        ----------     ----------
Balance at June 30, 1997      16,730,729  $6,755,260   $4,407,810                $22,500    ($309,742) ($8,183,060)    $2,692,768
                === ====      ==========  ==========   ==========                =======    =========  ===========     ==========

Net Loss                                                                                                (1,487,364)  (1,487,364)
Issuance of Common Stock        144,509      25,000                                                                      25,000
Stock Issued for Services     1,156,864     296,113                                                                     296,113
Conversion of Series A
 Preferred Stock into
 common stock                 7,853,177   1,531,647   (1,531,647)
Conversion of subscribed
 Series A Preferred Stock
 into common stock              500,000      76,000      (76,000)
Gain on Restructuring of
 Series A Preferred Stock                   948,163   (1,198,163)                                                      (250,000)
Issuance of Series B Preferred
 In exchange for
 Series A Preferred           _________    ________   (1,602,000)   1,602,000    ________   _________   __________     __________
                                                      ----------    ---------
Balance at June 30, 1998      26,385,279  $9,632,183      - 0-     $1,602,000    $22,500    ($309,742) ($9,670,424)   $1,276,517
                === ====      ==========  ==========        =      ==========    =======    =========  ===========    ==========


The accompanying notes are an integral part of the financial statements.

                    MEDICAL TECHNOLOGY & INNOVATIONS, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                         FOR THE YEARS ENDED JUNE 30

                                                  1998           1997
                                                  ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                          ($1,487,364)   ($3,507,559)

Adjustments to reconcile net loss to net
cash used in operating activities:
      Depreciation and Amortization                   365,474        312,845

      Decrease (Increase) in Accounts Receivable      120,519        299,800
      Decrease (Increase) in Inventory                299,125          2,244
      Decrease (Increase) in Prepaid Expenses           5,737        132,010
      Increase (Decrease) in Accounts Payable          87,483        198,932
      (Decrease) Increase in Accrued Liabilities      (14,437)       259,929
      Stock issued for services                       296,113        199,375
                                                      -------      -------
Net cash used in operating activities                (327,350)    (2,102,424)

CASH FLOWS FROM INVESTING ACTIVITIES:
          Purchase of Net Assets of Steridyne           - 0 -     (4,406,635)
          Purchase of Fixed Assets                    (13,835)      (244,986)
[GRAPHIC OMITTED]

Net cash used in investing activities                 (13,835)    (4,651,621)

CASH FLOWS FROM FINANCING ACTIVITIES:
          Costs incurred for restructuring of
          Series A Preferred Stock, net              (250,000)        - 0 -
          Proceeds from issuance of Series A
            Preferred Stock, net                    6,220,700         - 0 -
          Proceeds from issuance of Stock, net         25,000        270,250
          Proceeds from exercise of Stock option net    -0-          292,105
          Acquisition of Treasury Stock                 -0-          (59,742)
          Proceeds from issuance of Notes Payable     728,750        266,000
          Repayment of Notes Payable                 (182,408)      (451,120)
                                                     ---------      ----------
Net cash from financing activity                      321,342      6,538,193
                                                     ---------       ---------
Net (decrease) in cash                               (215,852)       (19,843)
Cash at beginning of year                              58,090        273,942
                                                     ---------       ---------
Cash at end of year                                   $58,090        $38,247
                                                      =======        =======

Supplemental Disclosure:
   Cash paid during the year for interest             $76,000       $118,337
                                                      =======       ========

The accompanying notes are an integral part of the financial statements.

                    MEDICAL TECHNOLOGY & INNOVATIONS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION. Medical Technology & Innovations, Inc. (the Company), f/k/a SouthStar Productions, Inc., is a Florida corporation engaged in the design, manufacture, and distribution of medical screening devices for medical professionals primarily involved in vision screening through its wholly-owned subsidiary, Medical Technology, Inc. (MTI). The Company's other subsidiary, Steridyne Corporation, distributes digital and glass thermometers, and manufactures and distributes probe covers, sheaths, and anti-decubitus devices for hospitals, medical offices, nursing homes and retail outlets. The Company derives the majority of its revenues from sales of Steridyne's products.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the Company and its wholly owned subsidiaries. All significant intercompany items have been eliminated.

     RECLASSIFICATIONS.   Certain  amounts  in  the  prior  years'  consolidated
     financial statements have been reclassified to conform to the current year presentation.

     REVENUE RECOGNITION. Revenue from product sales are recognized at the time product is shipped.

     INVENTORIES. Inventories are stated at the lower of cost or market, with cost determined under the first-in, first-out (FIFO) method.

     PROPERTY AND EQUIPMENT. Property and equipment are stated on the basis of cost less accumulated depreciation. The Company provides for depreciation over the estimated useful lives of property and equipment using the straight-line method.

     INTANGIBLE AND OTHER ASSETS. Intangible and other assets consist primarily of goodwill associated with the acquisition of Steridyne and are amortized on a straight-line basis over their estimated remaining lives. Accumulated amortization on intangibles and other assets total $643,589 and $272,841 at June 30, 1998 and 1997, respectively.

     INCOME TAXES. Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     ADVERTISING. Advertising costs are expensed as incurred.

     ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. LONG-LIVED ASSETS - Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Impairment losses are recognized when the aggregated future cash inflows (less outflows) to be generated by an asset, are less than an asset's carrying value. Future cash inflows include an estimate of the proceeds from eventual disposition of the assets. For purposes of this comparison, future cash flows are determined without reference to there discounted present value.

     NEW FINANCIAL ACCOUNTING STANDARDS- In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income" and Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information". Both statements are effective for periods beginning after December 15, 1997. Statement No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of financial statements and requires that all items that are required to be recognized as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Statement No.131 establishes standards for the way public enterprises report information about operating segments in annual financial statements and requires them to report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The impact of both statements will require additional disclosures to the Company's 1999 financial statements.

3. INVENTORIES. Inventories consisted of the following at June 30, 1998 and 1997:

                           1998                     1997
                        -----------             -----------

Raw materials            $271,878                $462,987
Work in process            50,305                  71,509
Finished goods             70,965                 157,777
                        ----------              ----------
[GRAPHIC OMITTED]

                         $393,148                $692,273
                         =========               ========

4. FIXED ASSETS. Fixed assets consisted of the following at June 30, 1998 and 1997:

                                                  1998            1997
                                                  ----            ----
Plant & equipment                                 $930,147       $916,647
Land                                               382,000        382,000
Computer equipment and software                    163,618        163,618
Furniture and fixtures                             100,339        100,004
                                                  --------       --------
                                                 1,576,104      1,562,269
Less: Accumulated Depreciation                    (364,567)      (223,881)
                                                  ---------      --------
                                                $1,211,537      1,338,388

     In July of 1998, the Company sold its headquarters facility and repaid the $234,000 mortgage on the realty.

5. LONG-TERM DEBT. Long-Term Debt consisted of the following at June 30, 1998 and 1997:

                                             1998              1997
                                             ----              ----

12% subordinated convertible notes,
     due May 1998                            $376,750           $343,750

08.5% note, due February 1, 1999,
     interest payable monthly, secured
     by a mortgage                            234,000            234,000

11.25%note, due February 1999,
     principal and interest payable
     monthly,  secured by substantially
     all of the assets of a subsidiary
     of the Company,  except for the
     Company's patent, and guaranteed by
     the Company's President and
     major stockholder                         73,095            115,672

8% convertible notes, due March 1999,
     interest payable quarterly, secured
     by certain assets of a subsidiary;
     guaranteed by the Company                798,643              - 0 -

11.25%note, due March 2001, principal and
     interest payable monthly,  secured by
     substantially all of the assets of a
     subsidiary of the Company, except for
     the Company's patent and guaranteed
     by the Company's President and
     major stockholder                         87,139            106,584

10.0% convertible note, due March 2001,
     interest payable quarterly                78,829             75,643

10.0% convertible note, due March 2002,
     interest payable quarterly                79,486             76,329

Secured notes payable, due various dates,
     interest payable various at 0% to 16%      - 0 -              7,036

9.5% note, due December 2011, principal
     and interest payable monthly,
     secured by mortgage                      238,551            238,660

Variable rate note payable, interest
     payable monthly at prime rate plus 7%,
     secured by Company's inventory            60,000             50,000

Unsecured notes payable, due various dates,
     interest payable various at 0% to 10%    126,924            505,363
                                             --------          ---------

Total notes payable                         2,153,417           1,753,037
                                            =========          =========
Less: amounts due in one year              (1,035,872)          (732,997)
                                           -----------         ----------
                                           $1,117,545          $1,020,040

     The 12% subordinated convertible notes due May 1998 were converted into 725,000 shares of the Company's common stock in July of 1998.

     The 10.0% convertible note due March 2001 and the 10.0% convertible note due March 2002 are convertible, at the election of the note holder, into 158,010 shares and 131,675 shares respectively adjusted for certain antidilutive events upon the earlier of: (1) March 1, 1998, (2) an initial public offering of the Company's Common Stock, or (3) the sale of all or substantially all of the assets of the Company.

     The 8% convertible notes due in March 1999 are convertible at the Company's election into common stock in an amount equal to 115% of the outstanding principal then due and payable plus accrued and unpaid interest, divided by the average bid and asked quotes for the Company's common stock for the previous thirty trading days.

     The amount of long-term debt maturing in each of the next five fiscal years is $1,035,872 in 1999, $35,557 in 2000, $118,298 in 2001, $83,185 in 2002,
     and $8,185 in 2003.

6. LEASE EXPENSE. The Company leases various equipment and office space under operating lease agreements. Future minimum annual rentals for subsequent fiscal years are as follows at June 30, 1998:

      Fiscal      Lease
      YEAR        PAYMENTS
      1999        $53,021
      2000         34,934
      2001         16,501

7. EARNINGS (LOSS) PER SHARE. Earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares and dilutive potential common shares outstanding. The average number of shares used to compute basic earnings per share was 23,041,184 and 14, 189,150 for the fiscal years ended June 30, 1998 and 1997 respectively. The dilutive potential common shares were anti-dilutive for the years ending June 30, 1998 and 1997 and, accordingly, basic and dilutive earnings (loss) per share was approximately the same.

8. INCOME TAXES. The Company did not incur any income tax expense for its fiscal years ending June 30, 1998 and 1997 respectively. As of June 30, 1998 the Company has sustained in excess of $9 million in net operating losses (NOLs) for tax purposes. These NOLs will expire in various amounts if not utilized between 2004 and 2013 and are subject to limitations should the ownership of the Company significantly change. The deferred tax asset resulting from the above NOL carryforwards has not been recorded in the accompanying financial statements since management believes a valuation allowance is necessary to reduce the deferred tax asset. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.

9. ROYALTY AGREEMENT. The Company is the owner of a patent on a photoscreening device from which MTI derives substantially all of its revenues. The terms of the royalty agreement require the

      Company to pay a royalty to the inventor of six percent (6.0%) of net PhotoScreener sales. The amount of royalties accrued by the Company were $68,644 and $56,952 for its fiscal years ending June 30, 1998 and 1997 respectively under this agreement.

10. PREFERRED STOCK. The Company has three classes of preferred stock. The $1,000 par value convertible preferred stock is convertible into 14,985 shares of the Company's common stock.

      The Series A convertible preferred stock was convertible into approximately 30 million shares of the Company's common stock as of September 30, 1997. The Series A preferred stock conversion rate was the lower of the approximate market rate or $2.72.

      During September of 1997, the Company renegotiated terms with the Series A Preferred Shareholders and as a result, Series A Preferred Shares were exchanged for a combination of cash, common stock, a new Series B Preferred stock and an amended warrant certificate with an exercise price of $1.00 per share in cash. Series A Preferred shareholders owning 217 outstanding shares elected to receive $3,800 in cash in exchange for their Series A Preferred shares with a face value of $10,000. The Series A Preferred shares were eventually converted into 5,425,000 of the Company's Common Stock. Over 60% of the parties who ultimately purchased the Series A Preferred shares and converted them into common shares of the Company agreed not to sell any common shares before April 1, 1998 and limit sales to 8% of the amount purchased per month thereafter with no limit on salability once 360 days have lapsed since the closing. Series A Preferred shareholders owning 267 outstanding shares agreed to exchange their Series A Preferred shares for a new Series B Preferred share with a $100 par value, a face value of $6000 with accretion at 8% from October 1, 1997 plus 10,000 shares of the Company's common stock. The new Series B Preferred stock is convertible into common stock beginning October 1, 1998 at a fixed conversion price of $1.00 per share. Conversion is limited to 10% per month of the shares held until February 28, 1999 and 20% per month thereafter. The conversion feature doubles provided the Company's common stock closing bid price for ten consecutive days is greater than $2.00 per share.

      The Company has the option of redeeming the Series B Preferred shares at any time in cash, at 110% of the original face value of the Series B Preferred shares including accretion, or in the Company's common stock valued at the average closing bid price for the 30 days prior to the redemption at 120% of the original face value of the Series B Preferred shares including accretion. The Company is required to redeem the Series B Preferred stock on September 30, 2000. The common stock issued to Series B Preferred shareholders is subject to the following lockup schedule:

                                                      Maximum
                        DATE                          TRADEABLE

                  December 1, 1997                        250 shares
                  January 1, 1998                         750 shares
                  February 1, 1998                      1,500 shares
                  April 1, 1998                         2,500 shares
                  July 1, 1998                          5,500 shares
                  October 1, 1998                      10,000 shares

     As a result of the restructuring of the Series A Preferred Stock, the common stock holders have received a gain of approximately $948,000.

11. STOCK OPTION PLANS. In October of 1995 officers of the Company were granted options to acquire up to 2.0 million shares of common stock at an exercise price of $1.50 per share. The options are exercisable ratably over a three year period commencing with the quarter ending June 30, 1996.

     In April of 1996 the Company's shareholders approved the 1996 Stock Option Plan, which allows the board of directors to grant up to 3.0 million options. During fiscal 1997 and fiscal 1998, 1,250,000 and 500,000 options respectively, have been granted. The options are exercisable ratably over a three year period commencing with the grant date.

     In September of 1997 and February of 1998, the Board of Directors reduced the exercise price on all options granted to Company Executives to $.25 per share.

     The following is a summary of stock option transactions:

                                                             1998
                                                             ----
      Outstanding, beginning of year                         3,239,936
      Options granted                                          500,000
      Options exercised                                           0
      Options cancelled                                       (500,000)
                                                              ----------
      Outstanding, end of year                               3,239,936
                                                             =========
      Exercisable, end of year                               1,898,270
                                                             =========

     The proforma disclosures required by SFAS 123 "Accounting for Stock-based Compensation", is not applicable due to immateriality.

12. WARRANTS. The Company has issued warrants to purchase approximately 3.0 million shares of commonstock as of June 30, 1998. The warrants relate to grants made in connection with an equity issuance and various services rendered. The warrants can be exercised at prices ranging from $.25 to $2.72 per share. 2.4 million warrants expire in July 2001. Pursuant to terms renegotiated in September of 1997 between the Company and holders of Series A Preferred Shares issued in July of 1996, the exercise price of approximately 1.8 million warrants was reduced from $2.72 to $1.00.

13. RELATED PARTY TRANSACTIONS. The Company and its wholly-owned subsidiaries have had transactions with various entities, certain of whose principals are also officers or directors of the Company or MTI.

      During the fiscal year ended June 30, 1997 the Company borrowed $90,000 from an affiliate of the Chief Executive Officer and a Director of the Company. On June 30, 1997, both amounts were outstanding and were included in the balance sheet as of the same date. Both loans were repaid during fiscal 1998.

      In May of 1997, the Company borrowed $50,000 from a director of the Company which was repaid by the Company in October of 1997.

      In connection with financing required to fund the restructuring of the terms of the Series A Preferred shares in September 1997, the Chief Executive Officer, Chief Operating Officer and a family member, Executive Vice President and a director loaned a subsidiary of the Company approximately $411,000. These loans are secured by certain assets of the subsidiary, bear interest at 8% payable quarterly and are due to be repaid or converted into shares of the Company's common stock in March of 1999.

      During the fiscal year ended June 30, 1998 the Company issued common shares with a value approximating $100,000, to a company director for performing investment banking, consulting and financial advisory services.

      The Chief Executive Officer and a director personally signed a guarantee with a local bank to provide a $250,000 line of credit to the Company which terminates in January 1999.

14. FAIR VALUE OF FINANCIAL INSTRUMENTS. The estimated fair values of the Company's financial instruments as of June 30, 1998 and 1997 are as follows:

                              1998                           1997
                        ------------------            -----------------------

                        Carrying      Fair            Carrying      Fair
                        Amount        Value           Amount        Value
Accounts Receivable     $287,114      $287,114        $407,633      $407,633
Accounts Payable         505,824       505,824         418,341       418,341
Accrued Expenses         370,588       370,588         384,995       384,995
Long-term Debt          2,153,417     2,153,417       1,753,037     1,753,037

      The estimated fair value of long-term debt approximates the carrying amount based upon the borrowing rates currently available to the Company for loans with similar terms and maturities. The fair value of accounts receivable, accounts payable, and accrued expenses approximates their carrying amount.

15. MAJOR CUSTOMERS. For the years ended June 30, 1998 and 1997 the Company had no major customers that accounted for more than 10% of sales.

16. GEOGRAPHIC AREA INFORMATION. The Company sells its products both domestically and internationally. All international transactions are conducted in U.S. currency. Information concerning operations by principal geographic area was as follows:


                          United      Asia/
                          STATES      PACIFIC           EUROPE      CONSOLIDATED
      June 30, 1998
      Revenues            $4,341,321  $22,070           $177,98     $4,541,372
      Net Earnings (Loss) (1,342,619) (30,327)          (114,418)   (1,487,364)
      Identifiable Asset   4,292,376     -                13,940     4,306,316

      June 30, 1997
      Revenues            $3,349,691  $240,304          $42,286         $3,632,
      Net Earnings (Loss  (3,169,081) (232,161)         (106,317)   (3,507,559)
      Identifiable Assets  5,195,114    23,541            30,486     5,249,141

17. COMMITMENT. In August of 1998, the Company received its largest order ever to deliver approximately 700 MTI PhotoScreeners(TM) during fiscal 1999. The Company and the customer agreed, that in consideration of the customer funding and executing a national vision screening marketing program mentioning the PhotoScreeners, the cost of which will be several million dollars, the Company shall grant the customer warrants to purchase 1,200,000 shares of common stock of the Company at an exercise price of $0.88 per share.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There  were  no  disagreements   between  the  Company  and  their   independent
accountants.


                                  PART III.

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT



NAME               POSITION WITH       DATE ELECTED   TERM OF OFFICE      AGE
                      COMPANY            DIRECTOR
Jeremy Feakins    Director, Chief      April 1996        3 years          45
                 Executive Officer
Robert Brennan    Director, Chief      February 1998     3 years          56
                 Operating Officer
John Behrmann         Director         January 1997      3 years          63
Mathew Crimmins       Director         January 1997      3 years          66

BUSINESS EXPERIENCE OF DIRECTORS

MR. FEAKINS was elected to the board in April of 1996. Since 1989, he has served as President of Medical Technology, Inc. (MTI) and in October 1995, became the President and Chief Executive Officer of Medical Technology & Innovations, Inc. From 1980 to 1986, he was the managing Director of Craft Master, Limited, a South African corporation, which was a manufacturer and exporter of point of purchase display systems. Mr. Feakins received his degree in accounting and computer studies from the Royal Naval College, Secretarial and Accounting College, Chatham, Great Britain.

MR. BRENNAN joined the Company in February 1997 as President and Chief Operating Officer. Prior to joining the Company, Mr. Brennan was Vice President-General Manager of the Trubyte division of Dentsply International, Inc. ("Dentsply"), a worldwide dental and medical product manufacturer and distributor (NASDAQ:XRAY). His prior experience included Vice President-General Manager of Dentsply's F&F Koenigkramer division, a fully integrated ophthalmologic equipment company, and Vice President-Operations of the Deseret division of Warner Lambert Company, a hospital product manufacturer of IV catheters and operating room supplies. Mr. Brennan received a B.S. degree in Business Administration and an M.B.A. in Management Development from Drexel University.

MR. BEHRMANN has been a director since April 1996. Mr. Behrmann is a Chairman of First American Health Concepts, Inc., a public company in the optical insurance business and owner and operator of Evergreen Industries, Inc., a company with interests in commercial deer farming and real estate. He is also a stockholder and Chairman of Preston Reynolds & Co., Inc., an investment banking firm with special emphasis on the oil and gas industry and a stockholder and Chairman of Redstone Resources, Inc., a company engaged in natural gas exploration. Mr. Behrmann was formerly a Senior Vice President, Chief Financial Officer, and director of Dentsply International, Inc., a health care company, is a C.P.A. and holds a B.S. degree in Commerce and Finance from Bucknell University, Lewisburg, Pennsylvania.

MR. CRIMMINS has been a director since April 1996. From 1965 to 1995, he was with Polaroid Corporation where he held a number of executive positions with responsibility in many functional areas including, commercial, technical, and manufacturing operations. He was a Senior Director of Polaroid at retirement.
Mr. Crimmins received a B.S. (Physics) degree from Holy Cross, a M.S. (Electrical Engineering) degree from Northeastern, and a M.B.A. from Boston College.

BUSINESS EXPERIENCE OF SIGNIFICANT OFFICERS

MR. STEFANICK joined the company in April 1997 as Executive Vice President of Sales and Marketing. Prior to joining the Company, Mr. Stefanick was President of Organizational Resources, Inc., a management consulting firm. His prior experience included Vice President, Sales and Marketing for Dentsply's Ceramco division, the world's leading supplier of dental ceramic products, and Director of Sales and Marketing for Johnson & Johnson's Ceramco division. Mr. Stefanick received a B.S. from West Chester University.

MR. SUROVCIK joined the company in January 1998 as Senior Vice President, Chief Financial Officer and Secretary. He formerly was a staff accountant for Price Waterhouse in New York and later, Audit Director and Group Controller for Dentsply International. Mr. Surovcik, a CPA, most recently was President and Owner of DBK Distributors, Inc., a small distribution company serving over 1,000 grocery stores in the Mid Atlantic States. Mr. Surovcik received a BS in accounting from Susquehanna University.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes of ownership with Securities and Exchange Commission (SEC). Officers, directors, and greater than tenpercent stockholders are required by SEC regulation to furnish the Company with copies of all ownership forms they file.

Based solely on its review of the copies of such form received by it, or based upon representations that no Form 5 was required, Messrs. Feakins, Ballheim, Behrmann, Brennan, Stefanick, and Surovcik did not timely file Forms 3,4, or 5 for the fiscal year ending June 30, 1998 as follows:


Name                       No. of Late Reports
Jeremy Feakins                       3
Robert Ballheim                      1
John Behrmann                        3
Robert Brennan                       3
John Stefanick                       3
Dennis Surovcik                      3

ITEM 10.  EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of the Company's Executive Officers whose compensation exceeded $100,000 for the fiscal years ending June 30, 1998 and 1997.


Name and        Fiscal   Annual Compensation         Long-Term Compensation                All Other
Principal        Year                                                                      Compensation
Position(1)
--------------- -------  -------------------------   -------------------------   --------  -------------
                         Salary   Bonus   Other            Awards                Payouts
                                           Annual
                                           Comp.
--------------- -------  -------- ------- ---------  -------------------------   --------- --------------
                                                     Restricted    Options/SARS    LTIP
                                                     Stock
                                                     Award (s)                   Payouts
--------------- -------  -------- ------- ---------  ------------- ------------  -------   --------------
J. Feakins,     1998     $133,500   0       0          0             0            0         0
Chief
Executive
Officer         1997     $146,250   0       0          0                           0         0
                1996     $123,000   0       0          0             0             0         0
--------------- -------  --------  ------ ---------- ------------- ------------  -------   --------------
R. Brennan,     1998     $117,187   0       0          0             0             0         0
Chief
Operating
Officer
--------------- -------  --------  ------ ---------- ------------- ------------  -------   --------------
J. Stefanick    1998     $135,186   0       0          0              0            0         0
Executive Vice
President
--------------- -------  --------  ------ ---------- ------------- ------------  -------   --------------

1. Each executive is furnished with an automobile for business and personal use. The compensation specified in the preceding table does not include the value of non-business use as the amount is not material.


                         STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                   (Individual Grants)

Name          No. of Shares     % of Total Options   Exercise of Base Expiration
              Common Stock         Granted to        Price ($/share)  Date
              Underlying        Employees in Fiscal
              Options Granted         Year
------------- ----------------- ------------------   -------------- ------------
D. Surovcik       500,000 (1)         100%              $0.25           (2)
------------- ----------------- ------------------   -------------- ------------

-------------
1. Options become exercisable at the rate of 8.33% of options granted per calendar quarter for twelve quarters beginning July 1, 1997 for Mr. Surovcik. Options not yet exercisable in the event of cessation of employment are forfeited by the individual participant unless there is a change of control in the Company, in which event, all options granted are immediately exercisable. 2. The expiration dates for the options granted are two (2) years from the date the options become exercisable.

2. The expiration dates for the option granted are (2) years from the date the options become exercisable.

                             AGGREGATED OPTION EXERCISES IN
                           THE FISCAL YEAR ENDED JUNE 30, 1998
                            AND FISCAL YEAR END OPTION VALUES


Name            No. of Shares   Value      No. of Shares    Exercisable     Value of
                Acquired on     Realized   Common Stock          /          Unexercised in-
                Exercise                   Underlying       Unexercisable   the-money Options
                                           Unexercised                      Exercisable/Un-
                                           Options @                        exercisable
                                           Fiscal Year End
--------------  --------------  ---------- --------------   --------------- ----------------
J. Feakins               0          0           500,000     400,000/100,000        0
--------------  --------------  ---------- --------------   --------------- ----------------
R. Ballheim              0          0           500,000     400,000/100,000        0
--------------  --------------  ---------- --------------   --------------- ----------------
D. Surovcik              0          0           500,000     166,667/333,333        0
--------------  --------------  ---------- --------------   --------------- ----------------
G. Hartman               0          0           489,936     389,936/100,000        0
--------------  --------------  ---------- --------------   --------------- ----------------
R. Brennan               0          0           750,000     375,000/375,000        0
--------------  --------------  ---------- --------------   --------------- ----------------
J. Stefanick             0          0           500,000     166,667/333,333        0
--------------  --------------  ---------- --------------   --------------- ----------------




ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) the ownership interest of each director and nominee, and (iii) by all directors and executive officers as a group calculated as of June 30, 1998.


                                            AMOUNT AND NATURE OF      PERCENT OF
NAME             POSITION                   BENEFICIAL OWNERSHIP       OWNERSHIP
Jeremy Feakins   Director, Chief Executive            5,685,278          21.55%
                 Officer
John Behrmann    Director                             1,501,618           5.69%
Mathew Crimmins  Director                                     0           0.00%
Robert Brennan   Director, Chief Operating              426,962           1.62%
                 Officer
All Executive Directors and
Officers as a Group                                   8,022,304          30.4%

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From November 1995 to May 1996, a Director loaned the Company approximately $108,000. The above loan was an unsecured promissory note and was interest bearing. The loan was repaid by the Company in July, 1996.

In March and April of 1997, a Company affiliated with the chief executive officer and director of the Company made an unsecured demand loan to the Company for $90,000 supported by a promissory note bearing interest at 9% per annum.
The loan was partially repaid in October 1997 and in full in May 1998.

In May of 1997, a director of the Company made an unsecured loan to the Company for $50,000 supported by a promissory note bearing interest at 9% per annum. The loan was repaid by the Company in October of 1997.

In connection with financing required to fund the restructuring of the terms of the Series A Preferred shares in September 1997, the Chief Executive Officer, Chief Operating Officer and family member, Executive Vice President and a Director loaned a subsidiary of the Company approximately $411,000. These loans are secured by certain assets of the subsidiary, bear interest at 8% payable quarterly and are due to be repaid or converted into shares of the Company's common stock in March of 1999.

During the fiscal year ended June 30, 1998 the Company issued common shares with a value approximating $100,000, to a Company director for performing investment banking, consulting and financial advisory services.

The Chief Executive Officer and a director personally signed a guarantee with a local bank to provide a $250,000 line of credit to the Company which terminates in January 1999.

ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K

(a)   EXHIBITS:

3.1 Articles of Incorporation of SouthStar Productions, Inc., n/k/a Medical Technology & Innovations, Inc. [Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-18 (File No. 33- 27610-A), filed March 17, 1989]

3.2 Amendment to the Articles of Incorporation for SouthStar Productions, Inc., which changed its name to Medical Technology & Innovations, Inc. [Incorporated by reference to the Company's Current Report on Form 8-K for an event on September 21, 1995]

3.3 Restated Articles of Incorporation for Medical Technology & Innovations, Inc. [Incorporated by reference to the Company's Annual Report on Form 10-KSB (File No. 33-27610-A), filed September 30, 1996]

3.4 By-laws [Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-18 (File No. 33-27610-A), filed March 17, 1989]

10.1 Share Exchange Plan between SouthStar Productions, Inc. and Medical Technology, Inc. [Incorporated by reference to the Company's Current Report on Form 8-K for an event on August 21, 1995]

10.2 Asset purchase agreement for the purchase and sale of certain assets of Steridyne Corporation [Incorporated by reference to the Company's Current Report on Form 8-K for an event on July 31, 1996]

10.3 Medical   Technology   &   Innovations,   Inc.   1996  Stock  Option  Plan.
     [Incorporated by reference to the Company's Annual Report on Form 10-KSB (File No. 33-27610-A), filed September 30, 1996.]

10.4 SouthStar Productions, Inc. Stock Purchase Plan 1995a (Financial Public Relations Consulting Agreement) [Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 33- 27610-A), filed August 23, 1995]

10.5 Medical Technology & Innovations, Inc. 1996b Stock Purchase Plan (Consulting Agreement) [Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 33-27610-A), filed April 22, 1996]

10.6 Form of Employment Agreement, Covenant not to Compete, and Stock Option Agreement between the Company and key employees. [Incorporated by reference to the company's Annual Report on Form 10-KSB (File No. 33-27610-A), filed September 30, 1996.]

10.7 Purchase Agreement dated January 31, 1996 between the Company and Glenn and Ruth Schultz. [Incorporated by reference to the Company's Annual Report on Form 10-KSB (File No. 33-27610-A), filed September 30, 1996.]

16.1 Letter on change in certifying accountant [Incorporated by reference to the Company's Current Report on Form 8-K for an event on April 26, 1996]

21.1 Subsidiaries. Medical Technology, Inc. and Steridyne Corporation.

24.1 Powers of Attorney as indicated on Page 24 of this Form 10-KSB.

27.1 Financial data schedules.


(b)  Reports on Form 8-K.

No reports on Form 8-K were filed during the last quarter of the period covered by this report.

                                       SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                AND
BY:                                             BY:
/S/ JEREMY P. FEAKINS                           /S/   DENNIS A. SUROVCIK
Jeremy  P. Feakins                               Dennis A. Surovcik, Senior Vice
Chief Executive Officer                           President and  Chief Financial
                                                 Officer and Secretary

Date:  October 25, 1998

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


/S/ JEREMY P. FEAKINS                                  /S/ROBERT D. BRENNAN *
Jeremy  P. Feakins, Chief                          Robert D. Brennan, President
Executive Officer, Chairman,                       and Chief Operating Officer
and Director

 /S/ JOHN BEHRMANN
John Behrmann, Director


/S/ MATHEW CRIMMINS*
Matthew Crimmins, Director


*  Pursuant to Power of Attorney

Date: October 25, 1998

                         U.S. SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, DC 20549

                                       FORM 10-QSB

(Mark One)
[ X ] QUARTERLY REPORT UNDER SECTION 13 OR 15(D) OF THE SECURITIES
      EXCHANGE ACT OF 1934

      For the quarterly period ended DECEMBER 31, 1998

[    ]     TRANSITION REPORT UNDER SECTION 13 OR 15(D) OF THE
      EXCHANGE ACT OF 1934

      For the transition period from          to__________________

                           COMMISSION FILE NUMBER:  33-27610-A

                         MEDICAL TECHNOLOGY & INNOVATIONS, INC.
           (Exact name of small business issuer  as specified in its charter)

             FLORIDA                                      65-2954561
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)
                                                           17601
  615 CENTERVILLE ROAD, LANCASTER, PA                    (Zip Code)
  (Address of principal executive offices)

                                  (717) 892-6770
                 (Issuer's telephone number, including area code)

      Check whether the issuer (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES [X] No [ ]

      As of December 31, 1998 27,110,279 shares of Common Stock, no par value, of the registrant were outstanding.

                          DOCUMENTS INCORPORATED BY REFERENCE:

      Portions of the registrant's annual report filed with the Securities and Exchange Commission on Form 10-KSB, filed November 6, 1998.




[GRAPHIC OMITTED]

                          MEDICAL TECHNOLOGY & INNOVATIONS, INC.

                                    TABLE OF CONTENTS



PART I.     FINANCIAL INFORMATION

      Item 1.  Financial Statements

Condensed Consolidated Balance Sheets
          December 31, 1998 and June 30, 1998                                  4

Condensed Consolidated Income Statements
          For the Three and Six Months ended
          December 31, 1998 and 1997 (Unaudited)                               5

Consolidated Statements of Stockholders' Equity (Unaudited)                    6


Condensed Consolidated Statements of Cash Flows
          For the Six Months ended December 31, 1998 and 1997 (Unaudited)      7

Notes to Condensed Consolidated Financial Statements                           8

Item 2.  Management's Discussion and Analysis or Plan of Operation             9

PART II.    OTHER INFORMATION

Item 6. Exhibits and Reports on Form 8-K                                      12


SIGNATURES                                                                    14

                         PART I - FINANCIAL INFORMATION
                     MEDICAL TECHNOLOGY & INNOVATIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31 AND JUNE 30, 1998

                                     ASSETS

                                     December 31, 1998         June 30,
                                           (Unaudited)             1998
[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

CURRENT ASSETS
      Cash and cash equivalents             $ 168,268           $38,247
Accounts Receivable, less allowances of
      $36,367, respectively                   519,046           287,114
      Inventory                               436,122           393,148
      Prepaid Expenses                         62,767            30,740
                                         ------------        -----------
      Total Current Assets                  1,186,203           749,249
                                           ----------         ----------

FIXED ASSETS
      Land                                    182,000           382,000
   Equipment, less accumulated depreciation
  of $426,183 and $364,567, respectively      741,311           829,537
      Fixed Assets, net                       923,311         1,211,537

OTHER ASSETS
      Intangible and Other Assets           2,233,676         2,345,530
                                          -----------       -----------

TOTAL ASSETS                               $4,343,190        $4,306,316
                                           ==========        ==========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts Payable                            $506,195            $505,824
      Accrued Liabilities                          436,648             370,558
      Current Maturities of Long-Term Debt       1,155,211          1,035,872
                                                 ---------          ---------
      Total Current Liabilities                  2,098,054          1,912,254

LONG-TERM DEBT, NET OF CURRENT MATURITIES          511,361          1,117,545
                                                 ---------          ---------

TOTAL LIABILITIES                                3,029,799          2,609,415
                                                 ---------          ---------

STOCKHOLDERS' EQUITY
Common Stock, no par value, authorized
   700,000,000 shares, outstanding 27,110,279
   and 26,385,279 shares, respectiv             10,008,933         9,632,183
Series A Convertible Preferred Stock, $100
   par value, authorized 70,000 shares,
   outstanding nil                                - 0 -              - 0 -
Series B Convertible Preferred Stock,
   $100 par value, authorized 1000 shares,
   267 shares outstanding                        1,602,000         1,602,000
Preferred Stock, authorized 100,000,000 shares
   $1,000 par value, 12%, noncumulative,
   outstanding 22.5 shares                          22,500            22,500
Treasury Stock, at cost                           (309,742)          (309,742)
Accumulated Deficit                             (9,670,424)        (9,589,916)
Total Stockholders' Equity                       1,733,775          1,276,517
                                                 ---------          ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $4,343,190         $4,306,316
                                                ----------         ----------

                  The accompanying notes are an integral part
                     of the condensed financial statements

                     MEDICAL TECHNOLOGY & INNOVATIONS, INC.
                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                    FOR THE THREE MONTHS AND SIX MONTHS ENDED
                     DECEMBER 31, 1998 AND 1997 (UNAUDITED)



                                         Three Months Ended             Six Months Ended
                                            December 31,                    December 31,


                                        1998             1997         1998           1997
                                        ----             ----         ----           ----
Revenues                                $1,819,628       $1,425,376   $3,172,082     $2,410,000
Cost of Goods Sold                         900,654          908,102    1,709,780      1,650,173
                                           -------          -------    ---------      ---------

          Gross Profit                     918,974          517,274    1,462,302        759,827
                                           -------          -------    ---------        -------
Operating Expenses
          Advertising                       11,095           33,680       16,163         70,746
          Selling, General,
          and Administrative               716,572          612,175    1,279,324      1,253,870
                                           -------          -------    ---------      ---------
          Total Operating Expenses         727,667          645,855    1,295,487      1,324,616
                                           -------          -------    ---------      ---------
Income (Loss) from Operations              191,307         (128,581)     166,815       (564,789)

          Interest expense, net             49,339          75,908        86,307        125,316
                                            ------          ------        ------        -------
Net Income (Loss) from Operations         $141,968       ($204,489)      $80,508      ($690,105)
                                          ========       =========       =======      =========

Add: Gain on Restructuring of Series A         - 0 -       948,163        - 0 -         948,163
                                                 -         -------          -           -------
          Preferred Stock
Net Income Attributable to                 $141,968       $743,674       $80,508       $258,058
 Common Stock                              ========       ========       =======       ========

Net Operating Income (Loss) per common      $.004(*)       ($.011)      $.001(*)        ($.039)
share (basic and diluted

Net Income per common share after           $.004           $.042       $.001           $.014
 Gain on Restructuring of Series A
 Preferred Stock

Weighted Average Outstanding Shares      26,435,089      17,843,521   26,435,089     17,843,521
                                         ==========      ==========   ==========     ==========



            (*) Calculated including Series B Preferred Stock accretion of $32,040 for the three months and $64,080 for the six months ended December 31, 1998.

                 The accompanying notes are an integral part of
                      the condensed financial statements.

                           MEDICAL TECHNOLOGY & INNOVATIONS, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)
                                     FOR THE YEARS ENDED

                                                       SERIES A     SERIES B
                                                       CONVERTIBLE  CONVERTIBLE                                        TOTAL
                              COMMON      COMMON       PREFERRED    PREFERRED    PREFERRED  TREASURY   ACCUMULATED     STOCKHOLDERS'
                              SHARES      Stock        Stock        Stock        Stock      Stock      Deficit         Equity
  BALANCE AT JUNE 30, 1996    12,147,299  $4,147,140                             $56,000    ($250,000) ($4,675,501)    ($722,361)
SALE OF 70,000 SERIES A
  CONVERTIBLE PREFERRED STOCK,
  NET OF ISSUANCE COSTS                                $6,220,700                                                       6,220,700
CONVERSIONS OF PREFERRED STOCK
  INTO COMMON STOCK            3,697,576   1,846,390   (1,812,890)               (33,500)
EXERCISE OF STOCK OPTIONS        194,737     292,105                                                                     292,105
ISSUANCE OF COMMON STOCK         532,898     270,250                                                                     270,250
STOCK ISSUED FOR SERVICES        215,000     199,375                                                                     199,375
PURCHASE OF TREASURY SHARES      (56,781)                                                      (59,742)                  (59,742)
NET LOSS                         ________    ________    __________   _________  ________   __________  (3,507,559)   (3,507,559)
                                                                                                         ----------   ----------
    BALANCE AT JUNE 30, 1997  16,730,729  $6,755,260    $4,407,810               $22,500     ($309,742) ($8,183,060)  $2,692,768
                              ==========  ==========    ==========               =======     =========  ===========   ==========

NET LOSS                                                                                               (1,487,364)     (1,487,364)
ISSUANCE OF COMMON STOCK         144,509      25,000                                                                       25,000
STOCK ISSUED FOR SERVICES
CONV. OF SERIES A PREFERRED    1,156,864     296,113                                                                      296,113
    STOCK INTO COMMON STOCK    7,853,177   1,531,647   (1,531,647)
CONVERSION OF SUBSCRIBED SERIES
  A PREFERRED STOCK INTO
  COMMON STOCK
GAIN ON RESTRUCTURING OF
    SERIES A                     500,000      76,000      (76,000)
    PREFERRED STOCK                          948,163   (1,198,163)                                                       (250,000)
ISSUANCE OF SERIES B PREFERRED
  IN EXCHANGE FOR SERIES
       A PREFERRED              _________  __________  (1,602,000)    1,602,000  _______   ___________  __________     ____________
                                                       ----------     ---------
  BALANCE AT JUNE 30, 1998    26,385,279   $9,632,183    - 0 -       $1,602,000  $22,500   ($309,742)  ($9,670,424)    $1,276,517
                  === ====    ==========   ==========      =         ==========  =======   =========   ===========     ==========

 Net Income                                                                                                 80,508         80,508
 Conversion of Subordinated
     Notes into common stock     725,000      376.750  _________     _________    ______    _________   __________        376,750
                                --------    ---------                                                                 ------------
BALANCE AT DECEMBER 31, 1998 127,110,279  $10,008,933     - 0 -      $1,602,000  $22,500   ($309,742)  ($9,589,916)    $1,733,775
                             ===========  ===========       =        ==========  =======   =========   ===========     ==========


                                      [GRAPHIC OMITTED]

                   The accompanying notes are an integral part
                          of the financial statements.

                           MEDICAL TECHNOLOGY & INNOVATIONS, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                    FOR THE SIX MONTHS ENDED DECEMBER 31, 1998 AND 1997

                                                   Six Months Ended December 31,
                                                      1998           1997
                                                      ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)                                     $80,508       ($690,105)
Adjustments to reconcile net income (loss)
to net cash used in operating activities:

Depreciation and Amortization                         180,135         140,080
(Increase) in Accounts Receivable                    (133,166)       (231,932)
(Increase) Decrease in Inventory                       70,726         (42,974)
(Increase) Decrease in Prepaid Expenses               (32,027)          8,167
Increase in Accounts Payable                              369         149,929
Increase in Accrued Liabilities                        66,092         232,404
                                                      --------       ---------
Net cash (used in) operating activities               (19,884)       (181,910)

CASH FLOWS FROM INVESTING ACTIVITIES:
          Sale of Headquarters Land and Building      260,000            - 0 -
          Purchase of Fixed Assets                      - 0 -          (4,590)
                                                        -----          ------
          Net cash from (used in)
           investing activities                       260,000          (4,590)

CASH FLOWS FROM FINANCING ACTIVITIES:
      Costs incurred for restructuring of
          Series A Preferred Stock                      - 0 -        (275,900)
      Proceeds from issuance of stock net               - 0 -          25,000
          Proceeds from issuance of notes payable     123,905         730,729
          Repayment of notes payable                 (154,496)       (234,000)
                                                     ---------       ---------
Net cash from (used in) financing activities         (110,095)        325,333
Net increase in cash and cash equiva                  130,021         138,833
Cash and cash equivalents at beginning of period       38,247          58,090
                                                     ----------       -------
Cash and cash equivalents at end of period            $168,268       $196,923
                                                      ========       ========

                 The accompanying notes are an integral part of
                      the condensed financial statements.

                           MEDICAL TECHNOLOGY & INNOVATIONS, INC.
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. CONDENSED FINANCIAL STATEMENTS. The unaudited condensed consolidated financial information contained in this report reflects all adjustments (consisting of normal recurring accruals) considered necessary, in the opinion of management, for a fair presentation of results for the interim periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 1998 Annual Report on Form 10-KSB. The results of operations for periods ended December 31 are not necessarily indicative of operations for the full year.

2. STOCK OPTION PLANS. In October of 1995 officers of the Company were granted options to acquire up to 2.0 million shares of common stock at an exercise price of $1.50 per share. The options are exercisable ratably over a three year period commencing with the quarter ending June 30, 1996.

     In April of 1996 the Company's shareholders approved the 1996 Stock Option Plan, which allows the board of directors to grant up to 3.0 million options. During fiscal 1997 and fiscal 1998, 1,250,000 and 500,000 options respectively, have been granted.

     In September of 1997, the Board of Directors reduced the exercise price on all options granted to the Chief Executive Officer, President and Executive Vice President of the Company to $.25.

     The following is a summary of stock option transactions:

        Outstanding, July 1, 199                    3,239,936
        Options granted                                  0
        Options exercised                                0
        Options cancelled                            (184,269)
        Outstanding, December 31, 1998              3,055,667
                                                    =========
        Exercisable, end of period                  2,245,667

3.   PREFERRED  STOCK.  The Company has three  classes of preferred  stock.  The
     $1,000 par value convertible preferred stock is convertible into 14,985 shares of the Company's common stock.

     The Series A convertible preferred stock was convertible into approximately 30 million shares of the Company's common stock as of September 30, 1997. The Series A preferred stock conversion rate was the lower of the approximate market rate or $2.72.

     During September of 1997, the Company renegotiated terms with the Series A Preferred Shareholders and as a result, Series A Preferred Shares were exchanged for a combination of cash, common stock, a new Series B Preferred stock and an amended warrant certificate with an exercise price of $1.00 per share in cash. Series A Preferred shareholders owning 217 outstanding shares elected to receive $3,800 in cash in exchange for their Series A Preferred shares with a face value of $10,000. The Series A Preferred shares were eventually converted into 5,425,000 of the Company's Common Stock. Over 60% of the parties who ultimately purchased the Series A Preferred shares and converted them into common shares of the Company agreed not to sell any common shares before April 1, 1998 and limit sales to 8% of the amount purchased per month thereafter with no limit on salability once 360 days have lapsed since the closing. Series A Preferred shareholders owning 267 outstanding shares agreed to exchange their Series A Preferred shares for a new Series B Preferred share with a $100 par value, a face value of $6000 with accretion at 8% from October 1, 1997 plus 10,000 shares of the Company's common stock. The new Series B Preferred stock is convertible into common stock beginning October 1, 1998 at a fixed conversion price of $1.00 per share. Conversion is limited to 10% per month of the shares held until February 28, 1999 and 20% per month thereafter. The conversion feature doubles provided the Company's common stock closing bid price for ten consecutive days is greater than $2.00 per share.

     The Company has the option of redeeming the Series B Preferred shares at any time in cash, at 110% of the original face value of the Series B Preferred shares including accretion, or in the Company's common stock valued at the average closing bid price for the 30 days prior to the redemption at 120% of the original face value of the Series B Preferred shares including accretion. The Company is required to redeem the Series B Preferred stock on September 30, 2000. The common stock issued to Series B Preferred shareholders is subject to the following lockup schedule:


Date               Maximum
                   TRADEABLE
December 1, 1997   250 shares
January 1, 1998    750 shares
February 1, 1998   1,500 shares
April 1, 1998      2,500 shares
July 1, 1998       5,500 shares
October 1, 199     10,000 shares


     As a result of the restructuring of the Series A Preferred Stock, the common stock holders have received a gain of approximately $948,000 at December 31, 1997.

10. WARRANTS. The Company has issued warrants to purchase 3.0 million shares of common stock as of December 31, 1998. The warrants relate to grants made in connection with an equity issuance and various services rendered. The warrants can be exercised at prices ranging from $.25 to $2.72 per share.
     2.4 million warrants expire in July 2001. Pursuant to terms renegotiated in September of 1997 between the Company and holders of Series A Preferred Shares issued in July of 1996, the exercise price of approximately 1.8 million warrants will be reduced from $2.72 to $1.00.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This analysis should be read in conjunction with the condensed consolidated financial statements, the notes thereto, and the financial statements and notes thereto included in the Company's June 30, 1998 Annual Report on Form 10-KSB.

All nonhistorical information contained in this Form 10-QSB is a forward-looking statement. The forward looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward looking statements. Factors that might cause such differences include, but are not limited to the following, a slower acceptance of the MTI PhotoscreenerTM in the marketplace, increased foreign competition putting pricing pressures on Steridyne products, changes in economic trends and other unforeseen situations or developments. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof.

RESULTS OF OPERATIONS

COMPARISON OF SIX MONTH PERIODS ENDED DECEMBER 31, 1998 AND 1997

Revenues  for  the  first  half of  fiscal  1999  increased  by  $762,082,  from
$2,410,000 in fiscal 1998 to  $3,172,082  in fiscal 1999, a 32%  increase.  This sales increase results from increased demand for the MTI PhotoScreener(TM) from retail optical chains, service clubs and schools combined with good growth in the core Steridyne business. Gross profit for the first half of fiscal 1998 increased by 92% to $1,462,302 versus the comparable period in fiscal 1999 almost entirely due to sales of the MTI PhotoScreener(TM). MTI products generally have higher profit margins than Steridyne products.

Operating expenses decreased by 2% from $1,324,616 in the first half of fiscal 1998 to $1,295,487 in the comparable period in fiscal 1999. Income from operations for the six months ended December 31, 1998 was $166,815 compared to a loss of ($564,789) in the comparable period in the prior fiscal year. This dramatic improvement of $731,604 in operating income results from continued increases in sales of the MTI PhotoScreener(TM) to retail optical chains in the U.S. and international markets and marks the first time the Company has achieved a profitable quarter. Interest expense decreased 31% to $86,307 for the first six months of fiscal 1999 versus 1998 primarily as the result of the sale of the headquarters building and subsequent mortgage payoff and the conversion of $376,750 of convertible notes into common stock in July of 1998.

Management expects a profit for the third quarter of fiscal 1999 because of increased sales and continued cost controls.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 1998, the Company had cash of $168,268 and working capital of ($911,851) as compared to $38,247 and ($1,163,005) at June 30, 1998. This decrease in working capital deficit is mostly due to increased profitability of the Company in fiscal 1999. Included in current maturities of long term debt at December 31 and June 30, 1998 is approximately $800,000 of secured notes incurred to fund the Series A restructuring which are repayable or convertible into Company Common Stock in March of 1999.

In September of 1997 the Company reached an agreement with the holders of the Series A Preferred shares issued in July of 1996 to amend certain terms and conditions of the issue subject to the Company completing the required financing. All Series A Preferred shareholders were given the choice of electing ("Option 1") a cash payment of $3,800 per share or ("Option 2") 10,000 shares of the Company's common stock and a new Series B Preferred share with a $6,000 face in exchange for 1 share of the original Series A Preferred. All Series A Preferred shareholders will also have the exercise price reduced on all warrants applicable to tendered Series A Preferred Shares from $2.72 to $1.00. The new Series B Preferred Stock is convertible into common stock of the Company from October 1, 1998 at a fixed price of $1.00. Conversion is limited to 10% of the holding for the first four months following October 1, 1998 then it is increased to 20% per month thereafter. The Series B Preferred stock can be redeemed by the Company at any time in cash at 110% of the face value or in common stock at 120% of the face value, with mandatory redemption required by September 30, 2000. Over 60% of the parties who purchased the Series A Preferred shares and converted them into shares of the Company's common stock agreed to a lock-up which limited sales to 8% of the amount purchased per month with no limit on salability after October 1, 1998. Common stock issued to Series A Preferred Stockholders electing Option 2 was subject to a lock-up which ended on October 1, 1998.

In connection with securing financing for Option 1 of the Series A Preferred restructuring, the Company raised an additional $719,000 for general working capital purposes. The Company recruited new senior management who instituted significant reductions in employees, inventory management programs and cutbacks in operating expenses in all parts of the business. Management also broadened its sales and marketing emphasis to target large retailers and national public service organizations rather than individual healthcare professionals. Management believes these actions will improve operating performance and cash flow in the near term.

In August of 1998, the Company received its largest order ever to deliver approximately 700 PhotoScreeners during fiscal 1999. As of December 31, 1998 substantially all of the MTI PhotoScreeners ordered were billed. The order which approximates $1.5 million places certain restrictions on the Company from selling the PhotoScreener in certain markets. In connection with this order and provided the customer spends several millions of dollars in national advertising mentioning the PhotoScreener, the Company has provided the customer with warrants to purchase 1.2 million shares of the Company's stock at an exercise price of $0.88 per share.

The Chief Executive Officer and a former director personally signed a guarantee with a local bank to provide a $250,000 line of credit to the Company which terminates in January of 1999.

For the past several years the Company has financed its operations primarily through private sales of securities and revenues from the sale of its products. Since June of 1993 the Company has received net proceeds of approximately $10.0 million from the private sale of securities and debt. The Company may raise additional capital through private and/or public sales of securities in the future.

YEAR 2000 COMPLIANCE

The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. All software used for the Company systems is supplied by software vendors or outside service providers. The Company has confirmed with such providers that its present software is Year 2000 compliant.

                                 PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a)         EXHIBITS:

3.1 Amendment to the Articles of Incorporation for SouthStar Productions, Inc., which changed its name to Medical Technology & Innovations, Inc. [Incorporated by reference to the Company's Current Report on Form 8-K for an event on September 21, 1995]

3.2 Restated Articles of Incorporation for Medical Technology & Innovations, Inc.[Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-KSB (File No. 33-27610-A), filed September 30, 1996]

3.3 By-laws [Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-18 (File No. 33-27610-A), filed March 17, 1989]

10.1 Share Exchange Plan between SouthStar Productions, Inc. and Medical Technology, Inc. [Incorporated by reference to the Company's Current Report on Form 8-K for an event on August 21, 1995]

10.2 Asset purchase agreement for the purchase and sale of certain assets of Steridyne Corporation [Incorporated by reference to the Company's Current Report on Form 8-K for an event on July 31, 1996]

10.3 Medical   Technology   &   Innovations,   Inc.   1996  Stock  Option  Plan.
     [Incorporated by reference to Exhibit 10.3 to the Company's Annual Report on Form 10-KSB (File No. 33-27610-A), filed September 30, 1996]

10.4 SouthStar Productions, Inc. Stock Purchase Plan 1995a (Financial Public Relations Consulting Agreement) [Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 33- 27610-A), filed August 23, 1995]

10.5 Medical Technology & Innovations, Inc. 1996b Stock Purchase Plan (Consulting Agreement) [Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 33-27610-A), filed April 22, 1996]

10.6 Form of Employment Agreement, Covenant not to Compete, and Stock Option Agreement between the Company and key employees. [Incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-KSB (File No. 33-27610-A), filed September 30, 1996]

10.7 Purchase Agreement dated January 31, 1996 between the Company and Glenn and Ruth Schultz. [Incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-KSB (File No. 33-27610-A), filed September 30, 1996]

16.1 Letter on change in certifying accountant [Incorporated by reference to the Company's Current Report on Form 8- K for an event on April 26, 1996]

21.0 Subsidiaries of the Company. Medical Technology, Inc., an Iowa corporation Steridyne Corporation, a Florida corporation

27.1 Financial Data Schedules


(b)  Reports on Form 8-K.

No reports on Form 8-K were filed during the quarterly period covered by this report.

                                         SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


BY: /S/DENNIS A.  SURVOCIK                    BY:  /S/ JEREMY P.  FEAKINS
   ----------------------                           ----------------------
   Dennis A.  Survocik                              Jeremy P.  Feakins
   Senior Vice President and                        Chairman and Chief Executive
   Chief Financial Officer                          Officer